     As filed with the Securities and Exchange Commission on June 13, 2002
                          Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                     FORM S-8

                            REGISTRATION STATEMENT

                                       Under
                           The Securities Act of 1933
                           --------------------------

                                     INTRUSION INC.
             (Exact name of registrant as specified in its charter)

                     Delaware                           75-1911917
         (State or other jurisdiction of             (I.R.S. Employer
          incorporation or organization)           Identification Number)

                                 1101 East Arapaho
                              Richardson, Texas 75081
                     (Address of principle executive offices)


                  1995 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
                                 OF INTRUSION INC.
                             (FULL TITLE OF THE PLAN)


                                    Jay R. Widdig
         Vice President, Chief Financial Officer, Treasurer and Secretary
                                    Intrusion Inc.
                                  1101 East Arapaho
                               Richardson, Texas 75081
                                    (972) 234-6400
(Name, address and telephone number, including area code, of agent for service)

                           Calculation of Registration Fee

---------------------------------------------------------------------------------------------------------------
                                                   Proposed maximum     Proposed maximum
  Title of securities to be     Amount to be      offering price per   aggregate offering       Amount of
          registered            registered(1)          share(2)             price(2)         registration fee
---------------------------------------------------------------------------------------------------------------
  Common Stock, $0.01
  par value per share              100,000               $1.17              $117,000              $10.76
---------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), shares issuable upon any stock split, stock dividend or similar transaction effected without the Registrant's receipt of consideration with respect to the shares covered hereby are also being registered hereunder.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) of the Securities Act on the basis of the average of the high and low sales prices of the Common Stock of Intrusion Inc. as reported on the Nasdaq Stock Market, National Market System, on June 10, 2002.

                                      PART I*
             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

                                      PART II
            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents heretofore filed or to be filed by Intrusion Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

(a) The Registrant's Annual Report on Form 10-K filed with the Commission on March 30, 2002 for the fiscal year ended December 31, 2001 which includes the consolidated financial statements of the Registrant and its subsidiaries and certain supplementary data for the fiscal year ended December 31, 2001 together with the report thereon of Ernst & Young LLP, independent auditors.

(b) The Registrant's Quarterly Report on Form 10-Q filed with the Commission on May 3, 2002 for the fiscal quarter ended March 31, 2002 which includes the consolidated financial statements of the Registrant and its subsidiaries for the quarter ended March 31, 2002.

(c) The description of the Common Stock of the Registrant incorporated by reference in its Registration Statement on Form 8-A (File No. 0-20191) which was declared effective by the Commission on May 21, 1992, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by the Registrant subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Registrant's Certificate of Incorporation, as amended and restated to date, relieves its directors from liability for monetary damages to the fullest extent permitted by Delaware law. Section 145 of the Delaware General Corporation Law provides, in effect, that any person who was or is a party or is threatened to be made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of the Registrant may and, in certain cases, must be indemnified by the Registrant against judgments, fines, amounts paid in settlement and expenses (including attorneys' fees) reasonably incurred by him as a result of such action, and against expenses (including attorneys' fees), if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the Registrant's best interest and with respect to any criminal proceeding in which such person had reasonable cause to believe his conduct was unlawful. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to the Registrant, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses, that the court deems proper.

Article Six, Section 2 of the Registrant's Certificate of Incorporation, as amended and restated to date, provide, in general, that no director of the Registrant shall be personally liable for monetary damages for breach of the director's fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the Registrant or its stockholders; (ii) an act or omission not in good faith or an act or omission that involves intentional misconduct or a knowing violation of law; (iii) any liability under Section 174 of the Delaware General Corporation Law (pertaining to unlawful payment of a dividend or an unlawful stock purchase or redemption); or (iv) a transaction from which the director received an improper personal benefit.

Article Ten of the Registrant's Certificate of Incorporation, as amended and restated to date, and Article Six of the Registrant's Bylaws, provide, in general, that the Registrant shall indemnify its directors and officers under the circumstances defined in Section 145 of the Delaware General Corporation Law and gives authority to the Registrant to purchase insurance with respect to such indemnification.

The Registrant has entered into separate Indemnity Agreements with each of its directors and certain of its executive officers (each, an "Indemnitee"), under which the Registrant will, upon proper request of the Indemnitee, indemnify any Indemnitee if such Indemnitee is a party to or is threatened to be made a party to or is otherwise involved in any third party proceedings or proceedings by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that the Indemnitee is or was a director and/or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses, judgments, fines and penalties, actually and reasonably incurred by the Indemnitee in connection with the defense or settlement of any of such proceedings; provided that (i) in the case of a third party proceeding, the Indemnitee acted in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Registrant, and in the case of a criminal proceeding, in addition, that the Indemnitee had no reasonable cause to believe that his conduct was unlawful,
(ii) in the case of a proceeding by or in the right of the Registrant, the Indemnitee acted in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Registrant and in which the Indemnitee shall not have been adjudged to be liable to the Registrant for negligence or misconduct in the performance of the Indemnitee's duty to the Registrant, unless the court in which such proceeding is brought determines that the Indemnitee is fairly and reasonably entitled to indemnity for expenses as such court deems proper, and (iii) in the case of a proceeding by or in the right of the Registrant, the Indemnitee is only indemnified against expenses and not against any judgment, fines or penalties. Notwithstanding the above, the Registrant shall indemnify an Indemnitee for all expenses incurred in connection with any proceedings to the extent that the Indemnitee has been successful in defense of any such proceeding, or in defense of any claim, issue or matter therein. The Registrant will also, upon proper request of the Indemnitee, pay in advance the expenses incurred by the Indemnitee in any of the above proceedings, if the Indemnitee shall undertake to repay such amounts to the extent it is determined that the Indemnitee is not entitled to indemnification.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS.

The following documents are filed as Exhibits herewith pursuant to Item 601 of Regulation S-K or are incorporated in this Registration Statement by reference to previous filings with the Commission as noted.

               EXHIBIT
               NUMBER      DESCRIPTION OF EXHIBIT
               ------      ----------------------
                4.1        Instruments Defining Rights of Stockholders.  Reference is made to Registrant's Registration Statement on Form 8-A, as amended, and the exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c) of this Registration Statement.

                5.1        Opinion of Brobeck, Phleger and Harrison LLP.

               23.1        Consent of Independent Auditors.

               23.2        Consent of Brobeck, Phleger and Harrison LLP, (included in
                           Exhibit 5.1).

               24.1        Power of Attorney (included on the signature page of this
                           Registration Statement).

               99.1        Intrusion Inc. 1995 Non-Employee Directors Stock Option
                           Plan, as amended and restated.

ITEM 9.  UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering; and

(4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on the 12th day of June, 2002.

                                 INTRUSION INC.
                                  (REGISTRANT)

                               /s/ G. Ward Paxton
                   ------------------------------------------
                                  G. Ward Paxton
                      Chairman of the Board, President and
                              Chief Executive Officer

                               POWER OF ATTORNEY

We, the below signed officers and directors of the Registrant, do hereby constitute and appoint G. Ward Paxton and Jay R. Widdig, with full power of substitution, our true and lawful attorneys-in-fact and agents with full power and authority, to do any and all acts and things in our names in the capacities indicated which G. Ward Paxton and Jay R. Widdig may deem necessary or advisable to enable the Registrant to comply with the Securities Act and any rules, regulations and requirements of the Commission in connection with this Registration Statement, including specifically, but not limited to, the power and authority to sign for us, or any of us, in our names in the capacities indicated, and any and all amendments (including post-effective amendments) to this Registration Statement; and we do hereby ratify and confirm all that G. Ward Paxton and Jay R. Widdig shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

       SIGNATURE                          TITLE                          DATE
       ----------                         ------                         ----

/s/ G. WARD PAXTON           Chairman of the Board, President,
--------------------------   Chief Executive Officer and Director        June 12, 2002
    G. Ward Paxton           (Principal Executive Officer)


/s/ T. JOE HEAD              Vice Chairman of the Board and              June 12, 2002
--------------------------   Director
    T. Joe Head


/s/ JAY R. WIDDIG            Chief Financial Officer, Vice
--------------------------   President, Secretary and Treasurer          June 12, 2002
    Jay R. Widdig            (Principal Financial and Accounting
                             Officer)


/s/ J. FRED BUCY, JR.        Director                                    June 12, 2002
--------------------------
    J. Fred Bucy, Jr.


/s/ GRANT A. DOVE            Director                                    June 12, 2002
--------------------------
    Grant A. Dove


/s/ DONALD M. JOHNSTON       Director                                    June 12, 2002
--------------------------
    Donald M. Johnston

                             INDEX TO EXHIBITS

               EXHIBIT
               NUMBER      DESCRIPTION OF EXHIBIT
               ------      ----------------------
                4.1        Instruments Defining Rights of Stockholders.  Reference is made to Registrant's Registration Statement on Form 8-A, as amended, and the exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c) of this Registration Statement.

                5.1        Opinion of Brobeck, Phleger and Harrison LLP.

               23.1        Consent of Independent Auditors.

               23.2        Consent of Brobeck, Phleger and Harrison LLP, (included in
                           Exhibit 5.1).

               24.1        Power of Attorney (included on the signature page of this
                           Registration Statement).

               99.1        Intrusion Inc. 1995 Non-Employee Directors Stock Option
                           Plan, as amended and restated.